Exhibit 10.1

AMENDMENT NO. 1

This Amendment No. 1 (this “Amendment”) to the Equity Distribution Agreement (the “Equity Distribution Agreement”), dated as of May 16, 2019, by and between Digimarc Corporation, an Oregon corporation (the “Company”), and Wells Fargo Securities, LLC (“Wells Fargo,” and together with the Company, each, a “Party,” and collectively, the “Parties”), shall be effective as of August 6, 2020 (the “Effective Date”).

RECITALS

WHEREAS, the Parties desire to amend the Equity Distribution Agreement upon the terms and conditions hereinafter set forth.

NOW, THEREFOR, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I DEFINITIONS

Section 1.1Defined Terms. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given to such terms in the Equity Distribution Agreement.

ARTICLE II

AMENDMENTS TO THE EQUITY DISTRIBUTION AGREEMENT

Section 2.1Amendment to the Equity Distribution Agreement. As of the Effective Date, the Equity Distribution Agreement is hereby amended by making the additions in bold, double-underlined text (indicated textually in the same manner as the following example: double-underlined text) and deletions in bold, stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) as set forth in Exhibit A attached hereto.

ARTICLE III MISCELLANEOUS

Section 3.1Effect on the Equity Distribution Agreement. This Amendment shall be deemed incorporated into the Equity Distribution Agreement and shall be construed and interpreted as though fully set forth therein. Except as amended and modified herein, the Equity Distribution Agreement remains in full force and effect, and the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Equity

Distribution Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Effective Date, each reference in the Equity Distribution Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import will mean and be a reference to the Equity Distribution Agreement as amended by this Amendment.

Section 3.2Representations and Warranties. Each Party hereby represents and warrants to the other Party that:

(a)it has the full right, power, and authority to enter into this Amendment and to perform its obligations hereunder and under the Equity Distribution Agreement as amended by this Amendment;

(b)the execution of this Amendment by the individual whose signature is set forth at the end of this Amendment on behalf of such Party, and the delivery of this Amendment by such Party, have been duly authorized by all necessary action on the part of such Party; and

(c)this Amendment has been executed and delivered by such Party and (assuming due authorization, execution, and delivery by the other Party hereto) constitutes the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors' rights generally or the effect of general principles of equity.

Section 3.3Governing Law. This Amendment and all related documents and all matters arising out of or relating to the making or performance of this Amendment, are governed by and construed in accordance with and enforced under the laws of the State of New York, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of New York.

Section 3.4Headings. The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment.

Section 3.5Counterparts. This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement.

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed effective as of the day and year first written above.

DIGIMARC CORPORATION

By: /s/ Charles Beck Name: Charles Beck

Title: Chief Financial Officer

[Signature Page to the Amendment No. 1]

WELLS FARGO SECURITIES, LLC

By: /s/ James Bohm Name: James (Beau) Bohm

Title: Managing Director

[Signature Page to the Amendment No. 1]

EXHIBIT A

Equity Distribution Agreement

Digimarc Corporation

Up to $30,000,000 of Common Stock

EQUITY DISTRIBUTION AGREEMENT

Wells Fargo Securities, LLC

~~375 Park Avenue~~

500 West 33rd Street, 14th Floor

New York, New York ~~10152~~10001

Ladies and Gentlemen:

May 16, 2019

Digimarc Corporation, an Oregon corporation (the “Company”), confirms its agreement, as amended from time to time (this “Agreement”) with Wells Fargo Securities, LLC (“Wells Fargo Securities”), as follows (capitalized terms used but not defined herein shall have the respective meanings set forth in Section 20 below):

SECTION 1. Description of Securities.

The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through Wells Fargo Securities, acting as agent and/or principal, shares (the “Securities,” and each, a “Security”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), having an aggregate sale price of up to $30,000,000 (the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the number and aggregate sale price of the Securities issued and sold under this Agreement shall be the sole responsibility of the Company, and Wells Fargo Securities shall have no obligation in connection with such compliance. The issuance and sale of the Securities through Wells Fargo Securities will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Securities. The Company agrees that whenever it determines to sell Securities directly to Wells Fargo Securities as principal it will enter into a separate written agreement containing the terms and conditions of such sale.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-~~218300~~ 238995), including a base prospectus, relating to certain securities, including the Securities to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Securities (the foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations under this Agreement; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(15)

Accuracy of Descriptions and Exhibits. The information in (i) the Prospectus under the captions “Description of Capital Stock,” “Oregon Control Share Act and Oregon Business Combination Act,” and “Risk Factors,” (ii) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, ~~2018~~2019 under “Item 3: Legal Proceedings,” “Item 1: Business,” and “Item 1A: Risk Factors” and (iii) the Registration Statement under Item 15, in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Company’s charter or bylaws or other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects; all descriptions in the Registration Statement and the Prospectus of any Company Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments, agreements or documents required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(16)

Possession of Intellectual Property. The Company and its subsidiaries own or possess or have the right to use or can otherwise obtain on reasonable terms all intellectual property or proprietary rights in any applicable jurisdiction throughout the world, including all rights in patents, patent applications, copyrights and other rights associated with works of authorship (whether or not registered), know-how (including rights in trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names, product names, domain names and any goodwill associated with, and any applications and registrations in respect to, the foregoing (collectively, “Intellectual Property”) necessary to carry on their respective businesses as described in the Prospectus and as proposed to be conducted. For the avoidance of doubt, the representation and warranty in the preceding sentence shall not be deemed to be a representation and warranty as to non-infringement or misappropriation of the Intellectual Property rights of a third party. Neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any registered Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interests of the Company or any of its subsidiaries therein, and which

Wells Fargo Securities, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Common Stock has been suspended or limited by the Commission or Nasdaq, or if trading generally on the NYSE American, the New York Stock Exchange or Nasdaq has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b)	Termination by the Company. The Company shall have the right, by giving three

(3) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(c)

Termination by Wells Fargo Securities. Wells Fargo Securities shall have the right, by giving three (3) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(d)

Automatic Termination. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Securities through Wells Fargo Securities on the terms and subject to the conditions set forth herein with an aggregate sale price equal to the amount set forth in Section 1 of this Agreement.

(e)	Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c) or (d) above or otherwise by mutual agreement of the parties.

(f)

Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by Wells Fargo Securities or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

(g)

Liabilities. If this Agreement is terminated pursuant to this Section 13, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 10, Section 11, Section 12, Section 15 and Section 23 hereof shall survive such termination and remain in full force and effect.

SECTION 14. Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Wells Fargo Securities shall be directed to Wells Fargo Securities at Wells Fargo Securities, LLC, ~~375 Park Avenue~~500 West 33rd Street, 14th Floor, New York, New York ~~10152~~10001, Attention: Equity Syndicate Department, Facsimile: (212) 214-5918; notices to the Company shall be directed to it at Digimarc Corporation, 9405 SW Gemini Drive, Beaverton, Oregon 97008,

EXHIBIT B

AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES

Wells Fargo Securities, LLC

Special Equities Desk	Name Jennifer Lynch	Email jennifer.r.lynch@wellsfargo.com
	William O’Connell	william.oconnell@wellsfargo.com
	Josie Callanan	josephine.callanan@wellsfargo.com
Equity Capital Markets	Beau Bohm	beau.bohm@wellsfargo.com
	~~Greg Ogborn~~	~~gregory.ogborn@wellsfargo.com~~
	Corinne Bortniker	corinne.bortniker@wellsfargo.com
	Curtis Pierce	curtis.pierce@wellsfargo.com
~~Investment Banking~~	~~Sohan Talwalker~~	~~sohan.talwalker@wellsfargo.com~~
Investment Banking	Nicholas Williams	nicholas.m.williams@wellsfargo.co m
	Ryan Bassett	ryan.bassett@wellsfargo.com

***Names and emails in red underlined italics indicate individuals that are currently on the public side of the wall and should not be included on any correspondence until advised by the Wells Fargo Securities transaction team***

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EXHIBIT D SUBSIDIARIES OF THE COMPANY

Name	Jurisdiction of Organization	Type of Entity
~~Digimarc International LLC**~~	~~Oregon~~	~~Limited Liability Company Sole Member: Digimarc Corporation~~
~~Digital Watermarking Holdings C.V.**~~	~~Curacao~~	~~Limited Partnership General Partner: Digimarc International LLC Limited Partner: Digimarc Corporation~~
~~Digimarc B.V.*~~	~~The Netherlands~~	~~Corporation Sole Shareholder: Digimarc Watermarking Holdings C.V.~~
TVaura LLC	Delaware	Limited Liability Company Members: Digimarc Corporation and The Nielsen Company (US) LLC
TVaura Mobile LLC	Delaware	Limited Liability Company Members: Digimarc Corporation and The Nielsen Company (US) LLC
Digimarc GmbH	Germany	Limited Liability Company
Material Subsidiaries
Attributor Corporation	Oregon	Corporation
____________________________________________________
~~* Entity is in the process of being dissolved ** Entity to be dissolved.~~

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